Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of May 21, 2019 is made by and between SHOTSPOTTER, INC., a Delaware corporation (the "Borrower") and UMPQUA BANK, an Oregon state-chartered bank (the "Lender").

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of September 27, 2018 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement").

WHEREAS, the Borrower has requested that the Lender make certain amendments to the Credit Agreement as more fully set forth herein, and the Lender is willing to do so upon and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.Recitals.  The Recitals set forth above are true and correct and are incorporated herein.

2.Definitions.  Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement.

3.Amendment to the Second Paragraph of the Credit Agreement.  The second paragraph of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Borrower has requested the Lender to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed the Revolving Credit Commitment.  In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:”

4.Amendment to Section 8.2.5 [Dividends and Related Distributions].  Clauses (iv) and (v) of Section 8.2.5 of the Credit Agreement [Dividends and Related Distributions] are hereby amended and restated in their entirety as follows:

"(iv) the Borrower may repurchase its Capital Stock or common Equity Interests up to the lesser amount of (A) $7,000,000 and (B) 50% of Liquidity per Section 8.2.15, provided (A) such action is approved by the board or directors of the Borrower and, (B) giving pro forma effect to such repurchase, the Borrower remains in compliance with Sections 8.2.14 through 8.2.16, and (v) the Borrower may make additional repurchases otherwise permitted in clause (iv) above in excess of $7,000,000 and any other distributions up to the Available Basket Amount (after giving effect to any prior repurchases in reliance on this clause (v) which shall be applied to reduce the Available Basket Amount) provided (A) such action is approved by the board or directors of the Borrower and, (B) giving pro forma effect to such repurchase, Borrower remains in compliance with Sections 8.2.14 through 8.2.16."

5.Amendment to Section 8.2.15 [Minimum Liquidity].  Section 8.2.15 of the Credit Agreement [Minimum Liquidity] is hereby amended and restated in its entirety as follows:

“8.2.15Minimum Liquidity.

  The Loan Parties shall maintain Liquidity with the Lender in the minimum amount of $10,000,000, of which at least an average quarterly amount of $2,000,000 shall be held in a demand deposit account, as determined as of the end of each fiscal quarter then ended commencing June 30, 2019 and for each fiscal year then ending commencing December 31, 2019.  For purposes hereof, "Liquidity" shall mean unrestricted domestic cash and cash equivalents.”

6.Amendment to Section 8.2.17 [Minimum Profitability].  Section 8.2.17 of the Credit Agreement [Minimum Profitability] is amended and restated in its entirety as follows:

“8.2.17Minimum Profitability.

2.

  The Loan Parties shall maintain a minimum net profit after taxes of at least $1.00 for a trailing four consecutive quarterly period commencing with the fiscal quarter ended December 31, 2019; provided that commencing with the fiscal quarter ended December 31, 2018,  no single quarterly net loss after taxes may exceed $500,000; and provided further that this Section 8.2.17 shall no longer be in force or effect after the Borrower issues convertible indebtedness permitted hereunder in an amount at least equal to $50,000,000 in the aggregate, commencing the fiscal quarter of such issuance.”

7.Amendment to Exhibit 8.3.3 – Quarterly Compliance Certificate.  Exhibit 8.3.3 to the Credit Agreement [Quarterly Compliance Certificate] is amended and restated in its entirety se set forth on Exhibit A attached hereto.

8.Conditions Precedent.  The Borrower and the Lender acknowledge and agree that the amendments set forth herein shall only be effective upon the occurrence of all the following conditions precedent (which date shall be the “First Amendment Effective Date”):

(a)Amendment.  The Borrower and the Lender shall have executed and delivered this Amendment.

(b)Miscellaneous.  Such other documents, agreements, instruments, deliverables and items set forth on the closing checklist delivered in connection with this Amendment or as otherwise deemed necessary by the Lender.

9.Representations, Warranties and Covenants.  The Borrower covenants and agrees with and represents and warrants to the Lender as follows:

(a)the Borrower’s obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral, pursuant to the terms of the Credit Agreement and the other Loan Documents;

(b)the Borrower possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents and any other documents contemplated herein that are to be performed by the Borrower; any and all actions required or necessary pursuant to the Borrower's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by the Borrower of the terms and conditions of this Amendment; the officers of the Borrower executing this Amendment are the duly elected, qualified, acting and incumbent officers of the Borrower and hold the titles set forth below their names on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower is a party or by which the Borrower or any of its properties is bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by the Borrower of the terms and conditions of this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by the Borrower and are full force and effect;

(c)this Amendment, the Credit Agreement, and the other Loan Documents constitute the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

(d)all representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in all respects) as of the date hereof, except to the extent that any such representation and warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and the Borrower has complied with all covenants and undertakings in the Credit Agreement and the other Loan Documents;

(e)no Event of Default or Default has occurred and is continuing under the Credit Agreement or the other Loan Documents; there exist no defenses, offsets,

counterclaims or other claims with respect to the Borrower's obligations and liabilities under the Credit Agreement or any of the other Loan Documents; and

(f)the Borrower hereby ratifies and confirms in full its duties and obligations under the Credit Agreement and the other Loan Documents applicable to it, each as modified hereby.

10.Incorporation into Credit Agreement and other Loan Documents.  This Amendment shall be incorporated into the Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  The term "Loan Documents" as defined in the Credit Agreement shall include this Amendment.

11.Severability.  If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the other Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the other Loan Documents shall not in any way be affected or impaired thereby, and this Amendment shall otherwise remain in full force and effect.

12.Successors and Assigns.  This Amendment shall apply to and be binding upon the Borrower in all respects and shall inure to the benefit of the Lender and its successors and assigns, provided that the Borrower may not assign, transfer or delegate its duties and obligations hereunder.  Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any of the other Loan Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the Borrower and the Lender.

13.Reimbursement of Expenses.  The Borrower unconditionally agrees to pay and reimburse the Lender and save the Lender harmless against liability for the payment of reasonable out-of-pocket costs, expenses and disbursements, including without limitation, fees and expenses of counsel incurred by the Lender in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

14.Counterparts.  This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

15.Entire Agreement.  This Amendment sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the subject matter hereof.  No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

16.Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

17.Construction.  The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

18.Governing Law.  This Amendment shall be deemed to be a contract under the laws of the State of California and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of California without regard to its conflict of laws principles.

19.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES TO FOLLOW]

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:
SHOTSPOTTER, INC, a Delaware corporation By: /s/ Ralph Clark Name: Ralph Clark Its: President & CEO

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

LENDER:
UMPQUA BANK, an Oregon state-chartered bank By: /s/ Robert Jondall Name:Robert Jondall Title:SVP

EXHIBIT A

EXHIBIT 8.3.3 TO THE CREDIT AGREEMENT

[QUARTERLY COMPLIANCE CERTOIFICATE]

[TO BE ATTACHED]

EXHIBIT 8.3.3

FORM OF QUARTERLY COMPLIANCE CERTIFICATE

This certificate is delivered pursuant to Section 8.3.3 of that certain Credit Agreement (as it may be amended, restated, modified or supplemented, the "Credit Agreement"), dated as of September 27, 2018, by and among ShotSpotter, Inc., a Delaware corporation (the “Borrower”) and Umpqua Bank, an Oregon state-chartered bank (the “Lender”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, ______________________, the ___________ [President/Chief Executive Officer/Chief Financial Officer/Corporate Controller/Treasurer] of the Borrower, in such capacity does hereby certify on behalf of the Borrower as of the quarter/year ended _________________, 20___ (the "Report Date"), as follows:1

A.  Maximum Consolidated Modified Leverage Ratio (Section 8.2.14).  As of the Report Date, the Consolidated Modified Leverage Ratio of the Loan Parties is ___________________, which ratio is not greater than 3.50 to 1.00.  A detailed calculation of the Consolidated Modified Leverage Ratio in a form approved by the Lender is attached hereto as Schedule I.

B.  Minimum Liquidity (Section 8.2.15).  As of the Report Date, the Minimum Liquidity of the Loan Parties with the Lender is _________________, which amount is not less than $10,000,000, of which at least an average quarterly amount of $2,000,000 shall be held in a demand deposit account.  A detailed calculation of the Minimum Liquidity covenant in a form approved by the Lender is attached hereto as Schedule II.

C.  Minimum Interest Coverage Ratio (Section 8.2.16).  As of the Report Date, the Consolidated Interest Coverage Ratio of the Loan Parties is ___________________, which ratio is not less than 2.00 to 1.00.  A detailed calculation of the Consolidated Interest Charge Ratio in a form approved by the Lender is attached hereto as Schedule III.

D.  Minimum Profitability (Section 8.2.17).  So long as Section 8.2.17 remains in full force and effect pursuant to the terms thereof, as of the Report Date, the net profit after taxes of the Loan Parties is _____________ for the trailing four consecutive quarterly period, which amount shall be at least $1.00 (commencing with the fiscal quarter ended December 31, 2019).    As of the Report Date, if applicable, the quarterly net loss after taxes is $______, which amount shall not exceed $500,000.  A detailed calculation of the Minimum Profitability covenant in a form approved by the Lender is attached hereto as Schedule IV.

E.  Representations, Warranties and Covenants.  As of the date hereof: (i) all of the representations and warranties of the Loan Parties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects,

[1]	See Credit Agreement for full provisions relating to all financial covenants.

except for representations and warranties made as of a specified date (which were true and correct in all material respects, except as otherwise qualified, as of such date).

F.  Event of Default.  No Event of Default exists as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

signature page – form of QUARTERLY COMPLIANCE CERTIFICATE

IN WITNESS WHEREOF, the undersigned has executed this Certificate this __ day of ____________________, 201_.

BORROWER:
SHOTSPOTTER, INC., a Delaware corporation By: ____________________________________ Name: __________________________________ Title: ___________________________________

EXHIBIT 8.3.3

FORM OF QUARTERLY COMPLIANCE CERTIFICATE – SCHEDULES i - iV

SCHEDULE I – Section 8.2.14 (Maximum Consolidated Modified Leverage Ratio)

A.	CONSOLIDATED FUNDED INDEBTEDNESS
1.

Outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder excluding those described in clauses (ii), (iii) and (iv) of the definition of “Obligations” hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments.

$________
	2.	All purchase money Indebtedness.	$________
	3.	The maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments.	$________
	4.	All obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business).	$________
	5.	All Attributable Indebtedness.	$________
6.

All obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Expiration Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

$________
	7.	Without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (1) through (6) above of Persons other than the Borrower or any Subsidiary.	$________
8.

All Indebtedness of the types referred to in clauses (1) through (7) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

$________

	9.	Consolidated Funded Indebtedness equals sum of A1 through A8.	$________
B.	CONSOLIDATED EBITDA
	1.	Consolidated Net Income for the most recently completed 12 trailing months.	$________
	2.	Consolidated Interest Charges for such period.	$________
	3.	Provision for federal, state, local and foreign income taxes payable for such period.	$________
	4.	Depreciation and amortization expenses for such period.	$________
	5.	Non-cash stock compensation expense.	$________
	6.	Non-recurring assets impairment expense in an amount not to exceed $250,000.	$________
	7.	Non-recurring loss on debt extinguishment.	$________
	8.	Non-cash warrant revaluation.	$________
	9.	Fees, costs and expenses payable in connection with any financing activities.	$________
	10.	Fees, costs and expenses relating to any Permitted Acquisition.	$________
11.

Other non-cash charges and losses (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods less (c) without duplication and to the extent reflected as a gain or otherwise included in the calculation of consolidated net income for such period (i) non-cash gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods).

$________
	12.	Consolidated EBITDA equals sum of B1 through B11.[2]	$________
C.	Section 8.2.1.4 - Maximum Consolidated Modified Leverage Ratio
	1.	Consolidated Funded Indebtedness (from Item A9 above).	$________
	2.	Any unsecured convertible notes permitted under Section 8.2.1 as of such date.	$________
	3.	Remainder of C1 minus C2.	$________
	4.	Consolidated EBITDA (from Item B12 above).	$________

[2]	See Credit Agreement for historical Consolidated EBITDA amounts to be included for certain computation periods.

5.	Ratio of (8) to (9).	___ to 1.00
6.	Maximum Permitted.	3.50 to 1.00

SCHEDULE II – Section 8.2.15 (Minimum Liquidity with Lender)

1.	Unrestricted domestic cash with Lender for such period.	$________
2.	Cash equivalents with Lender for such period.	$________
3.	Sum of (1) and (2).	$________
4.	Minimum amounts required.	$10,000,000
5.	Amounts held with Lender in a demand deposit account for such period.	$________
6.	Minimum amount required to be held with Lender in a demand deposit account (to be included in overall $10,000,000 minimum requirement).	$2,000,000

SCHEDULE III – Section 8.2.16 (Minimum Interest Coverage Ratio)

A.	CONSOLIDATED INTEREST CHARGES
1.

All interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money and Attributable Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.

$________
	2.	All interest paid or payable with respect to discontinued operations.	$________
3.

The portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for the most recently completed fiscal quarter or fiscal year, as the case may be.

$________
	4.	Consolidated Interest Charges equals sum of A1 through A3.
B.	Section 8.2.16 – Minimum Interest Coverage Ratio
	1.	Consolidated EBITDA (from Item IB12 above).	$________
	2.	Consolidated Interest Charges (from item A4 above).	$________
	3.	Ratio of (1) to (2).	____ to 1.00
	4.	Minimum Allowed.	2.00 to 1.00

SCHEDULE IV – Section 8.2.17 (Minimum Profitability) 3

.	Net profit after taxes for such trailing four consecutive quarter period commencing with fiscal quarter ended December 31, 2019.	$____________
	Minimum required	$1.00
	Commencing with the fiscal quarter ended December 31, 2018, no single quarterly net loss after taxes may exceed $500,000
	If applicable quarterly net loss after taxes	$_____________

[3]

This covenant shall no longer be in force or effect after Borrower issues convertible indebtedness permitted under the Credit Agreement in an amount equal to at least $50,000,000 in the aggregate commencing the fiscal quarter of such issuance